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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Opinion Research Corporation for the registration of 1,176,458 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 2000, with respect to the consolidated financial statements and schedule of Opinion Research Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP


MetroPark, New Jersey
November 21, 2000